Exhibit (14)






                         INDEPENDENT AUDITORS' CONSENT



To the Shareholders and Board of Trustees of Smith Barney Income Funds:
- Smith Barney Balanced Fund

We consent to the incorporation by reference, of our report dated September 14, 1999 with respect to the Smith Barney Balanced Fund (the "Fund") of Smith Barney Income Funds, in the Registration Statement on Form N-14 for the Fund and to the references to our firm under the headings "Other Service Providers" and "Agreement and Plan of Reorganization" in the Proxy Statement/Prospectus.

                                                                KPMG LLP


New York, New York
July 13, 2000

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                                                                    Exhibit 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this registration statement on Form N-14 ("Registration Statement") of Smith Barney Income Funds of our report dated December 14, 1999, relating to the financial statements and financial highlights of CitiSelect 200 Conservative and CitiSelect Folio 300 Balanced which appears in the October 31, 1999 Annual Report of CitiSelect Folios, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Other Service Providers" and "Agreement and Plan of Reorganization" in the Combined Proxy Statement/Prospectus.



PricewaterhouseCoopers LLP
----------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
July 14, 2000